Exhibit 21.1

Subsidiaries of Via Transportation, Inc.

Name of Subsidiary	Jurisdiction of Incorporation or Organization

Aero Downtowner, LLC	Florida (United States)
Aspen Downtowner Group LLC	Florida (United States)
Basalt Downtowner, LLC	Florida (United States)
Big Sky Downtowner, LLC	Florida (United States)
Carbondale Downtowner, LLC	Florida (United States)
CB Downtowner, LLC	Florida (United States)
Citymapper Limited	United Kingdom
Crosby Street Transit LLC	Delaware (United States)
Downtowner App, LLC	Florida (United States)
Downtowner Transportation, LLC	Delaware (United States)
Empire Pass Downtowner, LLC	Florida (United States)
Flatiron Transit LLC	Delaware (United States)
Glacier Point Transit ULC	Alberta (Canada)
Glenwood Downtowner, LLC	Florida (United States)
Great Lakes Transit ULC	Alberta (Canada)
Greenpoint Transit LLC	Delaware (United States)
Idaho Falls Downtowner, LLC	Florida (United States)
Jackson Downtowner, LLC	Florida (United States)
Kempsford Transport UK Ltd.	United Kingdom
Kimball Circulator, LLC	Florida (United States)
Leadville Downtowner, LLC	Florida (United States)
Moab Downtowner, LLC	Florida (United States)
Montbello Downtowner, LLC	Florida (United States)
NC Downtowner, LLC	Florida (United States)
NoMad Transit LLC	Delaware (United States)
Palisades Downtowner, LLC	Florida (United States)
Park City Downtowner, LLC	Florida (United States)
Port City Transit LLC	Delaware (United States)
Remix Technologies LLC	Delaware (United States)
River North Transit LLC	Delaware (United States)
Savannah Downtowner, LLC	Florida (United States)
Sioux Falls Transit LLC	Delaware (United States)
South Lake Downtowner, LLC	Florida (United States)
Steamboat Downtowner, LLC	Florida (United States)
Tahoe Downtowner, LLC	Florida (United States)
Tidewater Transit LLC	Delaware (United States)
Truckee Downtowner, LLC	Florida (United States)
Twin Falls Downtowner, LLC	Florida (United States)
Via Betriebsgesellschaft mbH	Germany
Via Engineering Bulgaria EOOD	Bulgaria

Via France SARL	France
Via Mobility Australia Pty Ltd.	Australia
Via Mobility DE GmbH	Germany
Via Mobility Israel Ltd.	Israel
Via Mobility Japan K.K.	Japan
Via Mobility, LLC	Delaware (United States)
Via Rhein Main Mobility GmbH	Germany
Via Technologies Europe B.V.	Netherlands
Via Transit (USA) LLC	Delaware (United States)
Via Transit East LLC	Delaware (United States)
Via Transit Twin Cities LLC	Delaware (United States)
Via Transportation Technologies Ltd.	Israel
Via Transportation UK Ltd.	United Kingdom